                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                RADIO ONE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

                                Radio One, Inc.
                   5900 Princess Garden Parkway, 7/th/ Floor
                               Lanham, MD 20706
                                 301-306-1111

                                                                 April 17, 2002
Dear Fellow Stockholder:

   You are cordially invited to attend the 2002 annual meeting of stockholders of Radio One, Inc. ("Radio One"), to be held on Tuesday, May 14, 2002 at 9:30 a.m. local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C.

   At this meeting you will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also enclosed are Radio One's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and a proxy card.

   Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. After reading the attached proxy statement, please sign, date, and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.

   Your cooperation in promptly returning your completed proxy is greatly appreciated. We look forward to seeing you at the annual meeting.

                                           Sincerely,
                                           /s/ Alfred C. Liggins, III
                                           Alfred C. Liggins, III
                                           Chief Executive Officer

                                Radio One, Inc.
                   5900 Princess Garden Parkway, 7/th/ Floor
                               Lanham, MD 20706
                                 301-306-1111
                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 14, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders (the "Meeting") of RADIO ONE, INC., a Delaware corporation (the "Company") will be held on May 14, 2002 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C. to consider and act upon the following matters:

      (1) The election of Terry L. Jones and Brian W. McNeill as class A directors to serve until the 2003 annual meeting of stockholders or until their successors are duly elected and qualified.

      (2) The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2003 annual meeting of stockholders or until their successors are duly elected and qualified.

      (3) The ratification of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the plan from 3,816,198 shares to 5,816,198 shares.

      (4) The ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 2002.

      (5) The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

   At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the Meeting.

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF PROPOSALS 1, 2, 3, AND 4 TO BE PRESENTED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------

   Only class A and class B stockholders of record at the close of business on March 25, 2002 will be entitled to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder, for any reason germane to the Meeting, during ordinary business hours during the ten days prior to the Meeting at the Company's offices at 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, Maryland 20706. If you wish to view the list of stockholders, please contact Linda J. Eckard Vilardo, the Company's Assistant Secretary, at (301) 306-1111.

   We hope that you will be able to attend the Meeting in person. However, whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card promptly to ensure that your shares are represented at the Meeting. If you do attend the Meeting, you may revoke your proxy if you wish to vote in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Meeting.

                                           By order of the Board of Directors

                                           /s/ Linda J. Eckard Vilardo
                                           Linda J. Eckard Vilardo
                                           Assistant Secretary

   Dated: April 17, 2002

                                Radio One, Inc.
                   5900 Princess Garden Parkway, 7/th/ Floor
                               Lanham, MD 20706

                               -----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 14, 2002

                               -----------------

   The Annual Meeting of Stockholders of Radio One, Inc. will be held on May 14, 2002 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C.

   Unless the context requires otherwise, all references in this proxy statement to "Radio One," "we," "us," "our" and similar terms, refer to Radio One, Inc. and its consolidated subsidiaries.

                          ABOUT THIS PROXY STATEMENT

   Our board of directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). This proxy statement and a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2001 are first being mailed on or about April 17, 2002 to stockholders of record at the close of business on March 25, 2002.

   We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. We will bear the costs of preparing and mailing the proxy materials to record holders such as brokerage houses and other custodians, nominees and fiduciaries, for their forwarding of the proxy materials to the beneficial owners on whose behalf they hold shares. Upon request, we will also reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to the beneficial owners.

   Only stockholders of record of class A and class B common stock at the close of business on March 25, 2002, the record date, will be entitled to vote at the meeting. As of the record date, there were 22,389,477 shares of class A common stock and 2,867,463 shares of class B common stock issued, outstanding and eligible to vote. Each share of class A common stock is entitled to one non-cumulative vote, and each share of class B common stock is entitled to ten non-cumulative votes.

   In this proxy statement we summarize information that we are required to provide to you under Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares.

                               HOW YOU CAN VOTE

   If you are a stockholder of record of our class A or class B common stock as of the close of business on March 25, 2002, you may vote your shares:

   By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

  . Proxies received from the holders of class A common stock will be voted FOR all of the nominees for class A director (for which holders of class B common stock are not eligible to vote).

  . Proxies received from holders of class A common stock and class B common stock will be voted FOR:

      (i) All of the other nominees for director;

     (ii) Ratification of the amendment and restatement of our 1999 Stock Option and Restricted Stock Grant Plan (the "Plan") increasing the number of shares of class D common stock reserved for issuance under the Plan from 3,816,198 shares to 5,816,198 shares;

    (iii) Ratification of the appointment of Arthur Andersen LLP as independent public accountants for Radio One for the 2002 fiscal year; and

     (iv) At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

   If your shares are held in the name of a broker, bank or other record holder (i.e., in "street name"), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

   In Person: You may attend the annual meeting and vote in person.

                           REVOCATION OF YOUR PROXY

   You may revoke your proxy before it is voted at the meeting if you:

  . send a written notice of revocation dated after the proxy date to our Assistant Secretary;

  . send our Assistant Secretary a later dated proxy for the same share of common stock; or

  .   attend the annual meeting AND vote in person there.

The address of our Assistant Secretary is 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, Maryland 20706, Attention: Linda J. Eckard Vilardo, Assistant Secretary.

                                 THE PROPOSALS

   At the meeting, our stockholders will be asked to:

     (1) elect Brian W. McNeill and Terry L. Jones as class A directors to serve until the 2003 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

     (2) elect Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2003 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

     (3) ratify the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the plan from 3,816,198 shares to 5,816,198 shares (Proposal 3);

     (4) ratify the appointment of Arthur Andersen LLP as independent public accountants for Radio One for the year ending December 31, 2002 (Proposal 4); and

     (5) transact such other business as may properly come before the meeting or any adjournment thereof.

   No matters other than those referred to above are presently scheduled to be considered at the meeting. A broker who holds a stockholder's shares in street name will not be entitled to vote on Proposal 3 without instructions from the beneficial owner of such shares. Pursuant to our amended and restated bylaws, any proposal presented to a meeting of the stockholders must be approved (with certain exceptions) by the vote of a majority of the votes eligible to be cast by the stockholders at the meeting, and, as a result, abstentions will have the same effect as a vote against such proposal, whereas broker non-votes will have no effect on the voting.

                               VOTING SECURITIES

   Our amended and restated certificate of incorporation provides that each share of class A common stock is entitled to one vote and each share of class B common stock is entitled to ten votes. At the close of business on March 25, 2002, there were 22,389,477 outstanding shares of our class A common stock and 2,867,463 outstanding shares of our class B common stock. Accordingly, a total of 51,064,107 votes may be cast at the meeting. All shares of class A and class B common stock represented at the meeting by properly executed proxies received prior to the vote at the meeting, unless previously revoked, will be voted in accordance with the instructions indicated thereon. Class C and class D common stock are not entitled to vote on any proposal presented at the meeting.

   Abstentions may be specified on each proposal. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Except with respect to proposals requiring the affirmative vote of a majority of votes entitled to be cast (Proposal 3), as to which broker non-votes have the effect of a vote against the proposal, shares represented by a proxy as to which there is a broker non-vote will not be counted toward the calculation of a majority of votes and thus will have no effect on the outcome of the voting. (A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.)

                           QUORUM AND REQUIRED VOTES

   A quorum of stockholders is necessary to take action at the meeting. The holders of shares of common stock representing a majority of all votes entitled to be cast at the meeting (25,532,054 votes), whether present in person or represented by proxy at the meeting, shall constitute a quorum. Abstentions and instructions to withhold voting authority, but not broker non-votes, are counted as present for purposes of determining whether there is a quorum. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

   If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting is announced at the meeting at which the adjournment was taken. At the adjourned meeting, Radio One may transact any business which might have been transacted at the original meeting.

   If a quorum is present at the meeting:

  . the affirmative vote of a majority of the votes cast by the holders of class A common stock will be necessary for the approval and adoption of the proposal to elect Terry L. Jones and Brian W. McNeill as class A directors;

  . the affirmative vote of a majority of the votes cast by all holders of class A common stock and class B common stock will be necessary for the approval and adoption of the proposals for (i) the election of the remaining director nominees and (ii) the ratification of the appointment of the independent public accountants; and

  . the affirmative vote of a majority of the votes entitled to be cast by all holders of class A common stock and class B common stock will be necessary for the approval and adoption of the proposal for the ratification of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the plan.

   Abstentions will be counted as votes against each proposal. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

                            VOTING SHARES COMMITTED

   We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to 1,030,876 shares of class A common stock and 2,861,843 shares of class B common stock (representing approximately 58.1% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 13, 2002 by:

  . each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

  .   each of the executive officers named in the Summary Compensation Table;

  .   each of our directors and nominees for director; and

  .   all of our directors and executive officers as a group.

   Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders.

                                                                           Common Stock
                                             -----------------------------------------------------------------------
                                                  Class A           Class B           Class C           Class D
                                             ----------------  ----------------  ----------------  -----------------

                                              Number   Percent  Number   Percent  Number   Percent   Number   Percent
                                                of       of       of       of       of       of        of       of
                                              Shares    Class   Shares    Class   Shares    Class    Shares    Class
                                             --------- ------- --------- ------- --------- ------- ---------- -------
Catherine L. Hughes /(1)(2)(3)(4)/..........     1,000     *     851,536  29.7%  3,121,048  99.6%   7,897,168  12.0%
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Alfred C. Liggins, III/(1)(2)(5)(6)/........    38,036     *   2,010,307  70.1   3,121,048  99.6   11,726,282  17.8
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Scott R. Royster/(7)/.......................   391,364   1.7%         --    --          --    --      767,726   1.2
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Linda J. Eckard Vilardo/(8)/................    32,077     *          --    --          --    --      314,154     *
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Mary Catherine Sneed........................   230,922   1.0          --    --          --    --      136,844     *
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Terry L. Jones/(9)/.........................   577,318   2.6          --    --          --    --    1,168,886   1.8
  c/o Syncom Capital Corporation
  8401 Colesville Road, Suite 300
  Silver Spring, MD 20910

Brian W. McNeill/(10)/......................    30,554     *          --    --          --    --       62,320     *
  c/o Burr, Egan, Deleage & Co.
  One Post Office Square
  Boston, MA 02109

Larry D. Marcus.............................     2,500     *          --    --          --    --       17,000     *
  248 Gay Avenue
  Clayton, MO 63105

L. Ross Love/(11)/..........................       250     *          --    --          --    --    1,802,602   2.7
  c/o Blue Chip Broadcasting, Inc.
  1821 Summit Road, Suite 401
  Cincinnati, OH 45237

D. Geoffrey Armstrong/(12)/.................    10,000     *          --    --          --    --        1,250     *
  c/o 310 Partners
  600 Congress Ave., Suite 1400
  Austin, TX 78701

Ronald E. Blaylock..........................        --    --          --    --          --    --           --    --
  c/o Blaylock & Partners, L.P.
  609 Fifth Avenue, 12/th/ Floor
  New York, New York 10017

FMR Corp.................................... 2,601,535  11.6          --    --          --    --           --    --
  82 Devonshire Street
  Boston, MA 02109

Putnam Investments, Inc..................... 1,162,271   5.2          --    --          --    --    4,206,394   6.4
  One Post Office Square
  Boston, MA 02109




                                             Percent  Percent
                                             of Total of Total
                                             Economic  Voting
                                             Interest  Power
                                             -------- --------
Catherine L. Hughes /(1)(2)(3)(4)/..........   12.6%    16.7%
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Alfred C. Liggins, III/(1)(2)(5)(6)/........   17.9     39.4
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Scott R. Royster/(7)/.......................    1.2        *
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Linda J. Eckard Vilardo/(8)/................      *        *
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Mary Catherine Sneed........................      *        *
  c/o Radio One
  5900 Princess Garden Parkway, 8/th/ Floor
  Lanham, Maryland 20706

Terry L. Jones/(9)/.........................    1.9      1.1
  c/o Syncom Capital Corporation
  8401 Colesville Road, Suite 300
  Silver Spring, MD 20910

Brian W. McNeill/(10)/......................      *        *
  c/o Burr, Egan, Deleage & Co.
  One Post Office Square
  Boston, MA 02109

Larry D. Marcus.............................      *        *
  248 Gay Avenue
  Clayton, MO 63105

L. Ross Love/(11)/..........................    1.9        *
  c/o Blue Chip Broadcasting, Inc.
  1821 Summit Road, Suite 401
  Cincinnati, OH 45237

D. Geoffrey Armstrong/(12)/.................      *        *
  c/o 310 Partners
  600 Congress Ave., Suite 1400
  Austin, TX 78701

Ronald E. Blaylock..........................     --       --
  c/o Blaylock & Partners, L.P.
  609 Fifth Avenue, 12/th/ Floor
  New York, New York 10017

FMR Corp....................................    5.0      2.8
  82 Devonshire Street
  Boston, MA 02109

Putnam Investments, Inc.....................    5.7      2.3
  One Post Office Square
  Boston, MA 02109

                                                                      Common Stock
                                        -----------------------------------------------------------------------
                                             Class A           Class B           Class C           Class D
                                        ----------------  ----------------- ----------------- -----------------
                                                                                                                 Percent
                                         Number   Percent  Number   Percent  Number   Percent   Number   Percent of Total
                                           of       of       of       of       of       of        of       of    Economic
                                         Shares    Class   Shares    Class   Shares    Class    Shares    Class  Interest
                                        --------- ------- --------- ------- --------- ------- ---------- ------- --------

The TCW Group, Inc..................... 1,922,406   8.6%         --    --          --    --    3,569,328   5.4%     5.8%
  865 South Figueroa St.
  Los Angeles, CA 90017

T. Rowe Price Associates, Inc..........        --    --          --    --          --    --    3,109,900   4.7      3.3
  100 E. Pratt Street
  Baltimore, MD 21202

Delaware Business Management Trust..... 2,020,400   9.0          --    --          --    --           --    --      2.1
  2005 Market Street
  Philadelphia, PA 19103

Salomon Brothers Holding Company, Inc.. 1,397,112   6.2          --    --          --    --           --    --      1.5
  388 Greenwich Street
  New York, NY 10013

All Directors and Named Executives as a
 group................................. 1,314,021   5.9   2,861,843  99.8   3,121,048  99.6   17,652,136  26.8     26.5
  (10 persons)




                                        Percent
                                        of Total
                                         Voting
                                         Power
                                        --------

The TCW Group, Inc.....................    3.8%
  865 South Figueroa St.
  Los Angeles, CA 90017

T. Rowe Price Associates, Inc..........      *
  100 E. Pratt Street
  Baltimore, MD 21202

Delaware Business Management Trust.....    4.0
  2005 Market Street
  Philadelphia, PA 19103

Salomon Brothers Holding Company, Inc..    2.7
  388 Greenwich Street
  New York, NY 10013

All Directors and Named Executives as a
 group.................................   58.6
  (10 persons)

--------
 *   Less than 1%
(1) The 3,121,048 shares of class C common stock and 6,242,096 shares of class D common stock are held by Hughes-Liggins Family Partners, L.P., the limited partners of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(2) The shares of class A common stock and class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One's directors.
(3) The shares of class B common stock and 1,528,072 shares of class D common stock are held by the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary).
(4) Includes 125,000 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(5) The shares of class B common stock and 3,921,686 shares of class D common stock are held by the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary).
(6) Includes 62,500 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(7) Includes 18,646 shares of class A common stock and 37,292 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(8) Includes 31,077 shares of class A common stock and 62,154 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(9) Includes 49,557 shares of class A common stock and 6,714 shares of class D common stock held by Mr. Jones, 300 shares of class A common stock and 600 shares of class D common stock held by each of Mr. Jones' three daughters, and 526,861 shares of class A common stock and 1,134,122 shares of class D common stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of class A and class D common stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership of such shares held by Syncom. Also includes 26,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(10) Includes 1,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.

(11) Includes 500 shares of class D common stock held by Mr. Love, 1,657,368 shares held by LRL Trading, L.L.C., 115,439 shares held by LRC Love Limited Partnership and 28,045 shares held by the Love Family Limited Partnership. Mr. Love has a controlling interest in LRL Trading, L.L.C., LRC Love Limited Partnership and Love Family Limited Partnership and may be deemed to be the beneficial owner of the shares held by those entities by virtue of his affiliation. Also includes 1,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(12) Includes 1,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.

                              NO APPRAISAL RIGHTS

   Under the General Corporation Law of the State of Delaware, stockholders of Radio One do not have appraisal rights in connection with the proposals upon which a vote is scheduled to be taken at the meeting.

                   PROPOSAL 1--ELECTION OF CLASS A DIRECTORS
                          (CLASS A COMMON STOCK ONLY)

   Two class A directors will be elected at the 2002 annual meeting to serve until the 2003 annual meeting. The two nominees are Brian W. McNeill and Terry
L. Jones. Each of them is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the two nominees must receive the affirmative vote of a majority of the votes cast by the holders of the class A common stock. There is no cumulative voting for the board of directors. The table below contains certain biographical information about the nominees for class A director.

   THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PERSONS
                 NOMINATED FOR CLASS A DIRECTOR IN PROPOSAL 1.

Nominees For Class A Director

Terry L. Jones
Director since 1995
Age: 55...................    Mr. Jones has been a director of Radio One since
                              1995. Since 1990, Mr. Jones has been President of
                              Syndicated Communications, Inc., a communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital
                              Corporation. He joined Syndicated Communications,
                              Inc. in 1978 as a Vice President. Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syndicated Communications, Inc. He also serves on the board of directors of Delta Capital
                              Corporation, Sun Delta Capital Access Center,
                              Cyber Digital Inc. and the Southern African
                              Enterprise Development Fund. Mr. Jones earned his
                              B.S. degree from Trinity College, his M.S. from George Washington University and his M.B.A. from
                              Harvard Business School.

Brian W. McNeill Director
since 1995 Age: 46........    Mr. McNeill has been a director of Radio One
                              since 1995. Mr. McNeill is the Managing General
                              Partner of Alta Communications, which was founded in 1996 as the successor firm to Burr, Egan, Deleage & Co., a private equity firm specializing in the telecommunications industry. Mr. McNeill began at Burr, Egan in 1986. He has served as a director in many private radio and television broadcasting companies such as NextMedia,
                              Marathon Media, Telemundo Holdings and Shockley
                              Communications. From 1979 to 1986, he worked at the Bank of Boston where he started and managed that institution's broadcast lending group. Mr.
                              McNeill is a graduate of Holy Cross College and earned an M.B.A. from the Amos Tuck School at Dartmouth College. He currently serves as a director of Acme Communications, Inc., a public company with ownership interests in nine television stations.

                    PROPOSAL 2--ELECTION OF OTHER DIRECTORS

   Five other directors will be elected by the holders of class A common stock and class B common stock voting together at the meeting, to serve until the 2003 annual meeting. The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. Ms. Hughes, Mr. Liggins, Mr. Armstrong and Mr. Love are incumbent directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the five persons nominated for director must receive the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. The table below contains certain biographical information about the nominees.

             THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
                 EACH OF THE PERSONS NOMINATED IN PROPOSAL 2.

Nominees for Other Director

Catherine L. Hughes
Chairperson of the Board and
Secretary
Director since 1980
Age: 54...................    Ms. Hughes has been Chairperson of the Board of
                              Directors and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from
                              1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Radio One including
                              President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard
                              University-owned, urban-contemporary radio station. Ms. Hughes is also the mother of Mr.
                              Liggins, Radio One's Chief Executive Officer,
                              President, Treasurer and director.

Alfred C. Liggins, III
Chief Executive Officer,
President and Treasurer
Director since 1989
Age: 37...................    Mr. Liggins has been Chief Executive Officer
                              since 1997, and President, Treasurer and a director of Radio One since 1989.

                              Mr. Liggins joined Radio One in 1985 as an
                              Account Manager at WOL-AM. In 1987, he was
                              promoted to General Sales Manager and promoted
                              again in 1988 to General Manager overseeing Radio
                              One's Washington, D.C. operations. After becoming
                              President, Mr. Liggins engineered Radio One's
                              expansion into other markets. Mr. Liggins is a
                              graduate of the Wharton School of
                              Business/Executive M.B.A. Program. Mr. Liggins is
                              the son of Ms. Hughes, Radio One's Chairperson
                              and Secretary.
D. Geoffrey Armstrong
Director since 2001
Age: 44...................    Mr. Armstrong became a director of Radio One in
                              June 2001. Mr. Armstrong is currently Chief
                              Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief
                              Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel
                              Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief
                              Operating Officer and a director of Capstar
                              Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.

L. Ross Love
Director since 2001
Age: 55...................    Mr. Love became a director of Radio One in June
                              2001. Mr. Love is currently the President and Chief Executive Officer of Blue Chip Enterprises,
                              LLC, which owns and operates J&M Precision
                              Machining, a manufacturer of power train components for the automotive industry in Blanchester, Ohio. Previously, Mr. Love was the
                              President and Chief Executive Officer of Blue
                              Chip Broadcasting, Inc., which was acquired by Radio One in August 2001. Mr. Love founded Blue
                              Chip in 1995, growing the company to 19 stations in six markets. Prior to founding Blue Chip, Mr.
                              Love had a 28-year career at Procter & Gamble, serving the last 10 years as Vice President, Advertising for P&G Worldwide.

Ronald E. Blaylock
Director Nominee
Age: 42...................    Mr. Blaylock is a nominee for the Board of
                              Directors. Mr. Blaylock is the Founder, Chairman and Chief Executive Officer of Blaylock &
                              Partners, L.P., an investment banking firm. Mr.
                              Blaylock held senior management positions with PaineWebber Group and Citicorp before launching
                              Blaylock & Partners in 1993. Mr. Blaylock is also a director of the W.R. Berkley Corporation, a publicly held company.

Executive Officers

   In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer, President and Treasurer, is included above in the section "Nominees for Other Director."

Scott R. Royster
Executive Vice President
and Chief Financial Officer
Age: 37...................    Mr. Royster has been Executive Vice President of
                              Radio One since 1997 and Chief Financial Officer of Radio One since 1996. Prior to joining Radio
                              One, he served as an independent consultant to Radio One. From 1995 to 1996, Mr. Royster was a principal at TSG Capital Group, LLC, a private equity investment firm located in Stamford, Connecticut, which became an investor in Radio
                              One in 1987. Mr. Royster has also served as an associate and later a principal at Capital
                              Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts.
                              Mr. Royster is a graduate of Duke University and Harvard Business School.

Mary Catherine Sneed
Chief Operating Officer
Age: 50...................    Ms. Sneed has been Radio One's Chief Operating
                              Officer since January 1998. Prior to assuming her current position, Ms. Sneed was the general manager of Radio One of Atlanta, a Radio One affiliate. Prior to joining Radio One of Atlanta in 1995, she held various positions with Summit
                              Broadcasting, including Executive Vice President of the Radio Division, and Vice President of Operations from 1992 to 1995. Ms. Sneed is a graduate of Auburn University.

Linda J. Eckard Vilardo
Vice President, Assistant
Secretary and General Counsel
Age: 44...................    Ms. Vilardo has been General Counsel of Radio One
                              since January 1998, Assistant Secretary of Radio
                              One since April 1999, and Vice President of Radio
                              One since February 2001. Prior to joining Radio
                              One as General Counsel, Ms. Vilardo represented
                              Radio One as outside counsel from July 1995 until assuming her current position. Ms. Vilardo was a partner in the Washington, D.C. office of Davis
                              Wright Tremaine LLP from August 1997 to December
                              1997. Her practice focused on transactions and FCC regulatory matters. Prior to joining Davis
                              Wright Tremaine LLP, Ms. Vilardo was a
                              shareholder of Roberts & Eckard, P.C., a firm that she co-founded in April 1992. Ms. Vilardo is a graduate of Gettysburg College, the National
                              Law Center at George Washington University and the University of Glasgow. Ms. Vilardo is admitted to the District of Columbia Bar and the Bar of the United States Supreme Court.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Radio One's directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of our Common Stock and other equity securities. On the basis of reports and representations submitted by Radio One's directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for fiscal 2001 were timely made, except one Form 4 was filed late for Ms. Sneed and two Form 4's were filed late for Mr. Love.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   Presently, there are seven members of the board of directors, five of whom are neither officers nor employees of Radio One. The board met 11 times during 2001. Each incumbent director who was a director of Radio One during the fiscal year ended December 31, 2001 attended more than 75% of the aggregate number of meetings of the board, and committees thereof.

   The board has adopted certain standing committees, including an audit committee, compensation committee and nominating committee.

Audit Committee

   The audit committee consists of D. Geoffrey Armstrong, Larry D. Marcus and
L. Ross Love, each of whom is independent as the term is defined in Rule 4200(a)(14) of the NASD Marketplace Rules. The responsibilities of the audit committee include:

   .  selecting our independent auditors;

   . reviewing the proposed scope of the audit and approving the audit fees to be paid;

   . reviewing our accounting and financial controls with the independent auditors and our financial and management personnel; and

   . reviewing and discussing financial statements and critical accounting policies with management.

   The audit committee held one meeting during the last fiscal year.

Report of the Audit Committee/(1)/

   The committee has reviewed and discussed with management of Radio One and Arthur Andersen LLP, the independent auditing firm of Radio One, the audited financial statements of Radio One as of December 31, 2001. In addition, the committee has discussed with Arthur Andersen LLP the matters required by Codification of Statements on Auditing Standards No. 61.

   The committee also has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and the committee has discussed with that firm its independence from Radio One. The committee has also discussed with management of Radio One and the auditing firm such other matters and received such assurances from them as required by the Securities and Exchange Commission and as we deemed appropriate.

   Management is responsible for Radio One's internal controls and the financial reporting process. Arthur Andersen LLP is responsible for performing an independent audit of Radio One's financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

   Based on the foregoing review and discussions and a review of the report of Arthur Andersen LLP with respect to the audited financial statements, and relying thereon, the committee has recommended to Radio One's board of directors the inclusion of the financial statements referred to above in Radio One's Annual Report on Form 10-K of the year ended December 31, 2001.

                                        Respectfully submitted,

                                        Audit Committee

                                        D. Geoffrey Armstong
                                        Larry D. Marcus
                                        L. Ross Love

--------
(1) The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Compensation Committee

   Our compensation committee consists of Terry L. Jones, Brian W. McNeill and
D. Geoffrey Armstrong. The functions of the compensation committee include:

  . reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock option grants;

  . establishing and reviewing policies regarding executive officer perquisites; and

  . performing such other duties as shall from time to time be delegated by the board.

   The compensation committee held three meetings during the last fiscal year.

Nominating Committee

   Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The nominating committee is responsible for the recommendation of the criteria for selection of board members and assisting the board in identifying candidates for the board. The nominating committee will accept names of candidates recommended by stockholders to the nominating committee for consideration as possible nominees to the board of directors. Stockholders should submit any such recommendations to our Assistant Secretary. The nominating committee was formed during 2002.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

   Our non-officer directors are reimbursed for all out-of-pocket expenses related to meetings attended. In addition, Mr. Marcus receives an annual stipend of $24,000. During 2001, Brian W. McNeill, D. Geoffrey Armstrong, L. Ross Love and Terry L. Jones received options to purchase common stock under our stock option plan. Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

Compensation of Executive Officers

   The following information relates to compensation of our Chief Executive Officer and each of our other four most highly compensated executive officers (the "Named Executives") for the fiscal years ended December 31, 2001, 2000, and 1999 (as applicable):

                          Summary Compensation Table

                                                                     Long-Term
                                                                Compensation Awards
                                                            -----------------------
                                                            Restricted     Securities
                                                              Stock        Underlying       All Other
Name and Principal Positions         Year  Salary   Bonus     Awards        Options      Compensation/(3)/
----------------------------         ---- -------- -------- ----------     ----------    ----------------
Catherine L. Hughes................. 2001 $325,000 $125,000        --       500,000             --
 Chairperson of the Board of         2000  250,000  200,000        --            --             --
 Directors and Secretary             1999  250,000  150,000        --            --             --

Alfred C. Liggins, III.............. 2001 $500,000 $475,000        --       250,000             --
 Chief Executive Officer, President, 2000  300,000  300,000        --            --             --
 Treasurer and Director              1999  300,000  250,000        --            --             --

Scott R. Royster.................... 2001 $325,000 $100,000        --            --             --
 Executive Vice President and        2000  300,000  125,000        --        37,292/(2)/        --
 Chief Financial Officer             1999  200,000  175,000  $225,000/(1)/   18,646             --

Mary Catherine Sneed................ 2001 $300,000 $100,000        --       500,000             --
 Chief Operating Officer             2000  220,000  175,000        --            --             --
                                     1999  220,000   50,000        --            --             --

Linda J. Eckard Vilardo............. 2001 $220,000 $ 90,000        --            --             --
 Vice President, Assistant           2000  200,000   95,000        --        62,154/(2)/        --
 Secretary and General Counsel       1999  175,000   90,000        --        31,077             --

--------
(1) Represents 51,194 shares of class A common stock. In May 2000, Mr. Royster received 87,388 shares of class D common stock as a result of a 2-for-1 stock dividend. As of December 31, 2001, of those shares, Mr. Royster held 8,694 shares of class A common stock with a value (based on the last reported sale price for class A common stock on the Nasdaq National Market on such date of $18.47) of $160,578 and 62,388 shares of class D common stock with a value as of December 31, 2001 (based on the last reported sale price for class D common stock on the Nasdaq National Market on such date of $18.01) of $1,123,608. Twenty-five percent of the stock vested on the date of grant; the remaining stock vested in equal increments every month beginning February 28, 1999 and ending December 31, 2001. The stock is now fully vested.

(2) On June 6, 2000, we issued a stock dividend, payable to all holders of Radio One's class A, class B and class C common stock, of two shares of Radio One's class D common stock for each share of class A, class B and class C common stock held by such holders as of May 30, 2000. Pursuant to the provisions of the 1999 Stock Option and Restricted Stock Grant Plan, the shares underlying the options previously granted were adjusted accordingly to reflect the class D dividend. Accordingly, the shares included as 2000 option grants for Scott R. Royster and Linda J. Eckard Vilardo reflect the adjustment for the dividend.

(3) Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer and, therefore, is not required to be disclosed pursuant to the rules of the Commission.

                       Option Grants in Last Fiscal Year

                                                                         Potential Realization Value at
                                      % of Total                            Assumed Annual Rates of
                         Number of     Options                            Stock Price Appreciation for
                        Securities    Granted to                                Option Term/(2)/
                        Underlying   Employees in                        ------------------------------
                          Options       Fiscal    Exercise  Expiration
         Name           Granted/(1)/     Year      Price       Date            5%             10%
         ----           -----------  ------------ -------- -------------   ----------     -----------
Catherine L. Hughes....   500,000        21.8%     $13.56  April 3, 2011 $4,264,692     $10,807,566
Alfred C. Liggins, III.   250,000        11.0%     $13.56  April 3, 2011 $2,132,346     $ 5,403,783
Scott R. Royster.......        --          --          --             --         --              --
Mary Catherine Sneed...   500,000        21.8%     $13.56  April 3, 2011 $4,264,692     $10,807,566
Linda J. Eckard Vilardo        --          --          --             --         --              --

/(1)/ Consists of options to purchase class D common stock.
/(2)/ The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our prediction of our stock price.

                         Fiscal Year-End Option Values

                           Number of Securities Underlying       Value of Unexercised In-the-Money Options
                        Unexercised Options at Fiscal Year-End              at Fiscal Year-End
                        --------------------------------------   -----------------------------------------
         Name               Exercisable         Unexercisable        Exercisable          Unexercisable
         ----           -------------------   ------------------ --------------------  --------------------
                        Class A      Class D  Class A   Class D   Class A     Class D  Class A    Class D
                        -------      -------  -------   -------   --------   --------  -------  ----------
Catherine L. Hughes....     --           --     --      500,000        --          --    --     $2,223,750
Alfred C. Liggins, III.     --           --     --      250,000        --          --    --     $1,111,875
Scott R. Royster....... 18,646       37,292     --           --  $199,326    $369,191    --             --
Mary Catherine Sneed...     --           --     --      500,000        --          --    --     $2,223,750
Linda J. Eckard Vilardo 31,077       62,154     --           --  $332,213    $615,325    --             --

Employment Agreements

   Scott R. Royster Employment Agreement. Effective as of October 18, 2000, we entered into an amended and restated employment agreement with Mr. Royster pursuant to which his employment term was extended through October 17, 2005, with an optional five year extension upon mutual agreement of the parties. Pursuant to the terms of the employment agreement, Mr. Royster serves as our Chief Financial Officer and Executive Vice President and receives an annual base salary of $300,000, subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. If Mr. Royster remains employed by Radio One through and including December 31, 2004, he will receive a retention bonus of $750,000, and if he is employed on October 18, 2010, he will receive an additional retention bonus in the amount of $7.0 million. In connection with the employment agreement, Mr. Royster agreed to purchase from us and we agreed to sell to him 333,334 unregistered shares of class A common stock and 666,666 unregistered shares of class D common stock, each for a purchase price of $7.00 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Royster. Under the terms of the employment agreement, Mr. Royster also received from us an interest free loan in the amount of $750,000 due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster's employment. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Royster's employment is terminated.

   Linda J. Eckard Vilardo Employment Agreement. Effective as of October 31, 2000, we entered into an amended and restated employment agreement with Ms. Vilardo pursuant to which her employment term was extended through October 31, 2004, with an optional four year extension upon mutual agreement of the parties. Pursuant to the terms of the employment agreement, Ms. Vilardo serves as our General Counsel, Assistant

Secretary and Vice President and receives an annual base salary of $220,000, subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. If Ms. Vilardo remains employed by Radio One through and including October 31, 2008, she will receive a retention bonus of approximately $2.0 million. In connection with the employment agreement, Ms. Vilardo agreed to purchase from us and we agreed to sell to her 250,000 unregistered shares of class D common stock for a purchase price of $8.02 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Ms. Vilardo. We could incur severance obligations under the terms of the employment agreement in the event that Ms. Vilardo's employment is terminated.

   Alfred C. Liggins, III Employment Agreement. Effective as of April 9, 2001, we entered into an employment agreement with Mr. Liggins pursuant to which Mr. Liggins' employment term will continue through April 8, 2005. Under the terms of the employment agreement, Mr. Liggins serves as our Chief Executive Officer and President, and receives an annual base salary of $500,000, subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. In connection with the employment agreement, Mr. Liggins agreed to purchase from us and we agreed to sell to him 1,500,000 unregistered shares of class D common stock for a purchase price of $14.07 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Liggins. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Liggins' employment is terminated.

401(k) Plan

   We adopted a defined contribution 401(k) savings and retirement plan effective August 1, 1994. Employees are eligible to participate after completing 90 days of service and attaining age 21. Participants may contribute up to 15% of their gross compensation, subject to certain limitations.

Stock Option Plan

   On March 10, 1999, we adopted a stock option plan which was also ratified by our stockholders on March 10, 1999. The plan is designed to provide incentives relating to equity ownership to present and future executive, managerial and other key employees, directors and individuals who perform substantial work for Radio One and our subsidiaries as may be selected in the sole discretion of the committee that administers the plan. The plan was amended and restated on April 11, 2002 to include the amendments adopted by the board of directors as of March 10, 1999, June 14, 2000, September 27, 2000, May 30, 2001 and December 17, 2001. The amended and restated plan also increased the number of class D shares reserved for issuance under the plan by two million shares. The plan, as amended and restated, provides for the granting to participants of stock options and restricted stock grants as the compensation committee of the board of directors, or such other committee of the board of directors as the board of directors may designate, deems to be consistent with the purpose of the plan. An aggregate of 1,408,099 shares of class A common stock (voting) and 5,816,198 shares of class D common stock (non-voting) have been reserved for issuance under the plan. The plan affords Radio One latitude in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. As of December 31, 2001, we have granted options to purchase 278,484 shares of class A common stock having a weighted average exercise price of $10.356 per share (and of those grants, options to purchase 151,783 shares remain outstanding) and 3,443,056 shares of class D common stock, having a weighted average exercise price of $13.755 per share (and of those grants, options to purchase 3,037,294 shares remain outstanding).

   For a complete discussion of the provisions of the plan, see "Proposal 3 - Ratification of the Amendment and Restatement of the 1999 Stock Option and Restricted Stock Grant Plan Increasing the Number of Shares of Class D Common Stock Reserved for Issuance Under the Plan."

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Radio One has formed a compensation committee of the board of directors, and all of the directors serving on such committee are directors who are not employees of Radio One. The compensation committee is comprised of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. No member of our compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. (See Certain Relationships and Related Transactions).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION/(1)/

   The compensation committee reviews the performance of the executive officers of Radio One and reviews and approves their compensation, including salary and cash bonus amounts.

   The compensation committee currently consists of three outside directors, Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong.

Compensation Policies and Philosophy

   The financial success of Radio One is linked to the ability of its executive officers and managers to direct Radio One's current operations, assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of Radio One. A major objective of Radio One's compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of Radio One's compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve Radio One's financial goals and to align the interests of Radio One's managers with the interests of Radio One's stockholders.

   In order to achieve the foregoing objectives, Radio One uses a combination of base salary, cash bonuses, and stock options, as well as the extension of secured and unsecured loans for purposes germane to the mutual success of Radio One and its executive officers. To that end, in 2001 Radio One extended to Mr. Liggins a secured loan in the amount of $21,105,000, bearing interest at the applicable federal rate and evidenced by a full recourse promissory note due on the earlier of April 8, 2005 or the sixtieth day following the termination of Mr. Liggins' employment. The purpose of the loan was to allow Mr. Liggins to purchase from Radio One 1,500,000 unregistered shares of class D common stock for a purchase price of $14.07 per share, as provided for in his employment agreement. (See Executive Officers' Loans).

   In establishing the compensation levels for Radio One's executive officers, the compensation committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the compensation committee evaluates Radio One's performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of Radio One in meeting its financial objectives.

Components of Compensation

   Executive officer base salaries are established in relation to salaries for individuals in comparable positions paid by other companies in the radio broadcast industry.

   Executive officer cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets. The performance targets are based on Radio One's budgeted goals pursuant to a detailed annual operating plan. Bonus recommendations for executive officers other than the Chief Executive Officer ("CEO") are proposed by the CEO, reviewed and, when appropriate, revised and approved by the compensation committee. The compensation committee also establishes the bonus level for the CEO.

   The compensation committee believes that equity ownership by the executive officers, managers, and other employees of Radio One provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. Upon hiring executive officers, managers, and certain other key employees, the board of directors, typically approves stock option grants under the stock option plan, subject to applicable vesting periods. Thereafter, the board of directors considers awarding additional grants, usually on an annual basis, under the stock option plan. The board of directors believes these additional annual grants will provide incentives for executive officers, managers, and key employees to remain with Radio One. Options are granted at the current market price of Radio One's common stock and, consequently, have value only if the price of Radio One's common stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by either the compensation committee or by the board of directors. The board of directors establishes the size of the initial and periodic grants to the CEO and the other executive officers.

Compensation of the CEO

   Mr. Liggins is compensated with an annual base salary of $500,000, subject, under the terms of his employment agreement, to an annual increase of not less than 5% and annual bonuses based on the performance of Radio One. The compensation committee has established base compensation for the CEO at a level appropriate for the duties and scope of responsibilities of the position, and this level is intended to be competitive with comparable broadcasting companies. The compensation committee reviews the performance of the CEO of Radio One, as well as other executive officers of Radio One annually.

                                             Respectfully submitted,

                                             Compensation Committee

                                             Terry L. Jones
                                             Brian W. McNeill
                                             D. Geoffrey Armstrong
--------
(1) The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                         STOCK PERFORMANCE TABLE/(1) /

   The graphs below compare the cumulative total return on Radio One's class A common stock and class D common stock with the Nasdaq Stock Market (U.S.) Index and a peer group of radio broadcasting companies (Clear Channel Communications, Inc., Cox Radio, Inc., Emmis Communications Corp., Entercom Communications Corp., and Hispanic Broadcasting Corporation) for the periods commencing on May 6, 1999, the first day of trading of our class A common stock and June 6, 2000, the first day of trading of our class D common stock, and each ending on December 31, 2001. The data set forth in the table pertaining to Radio One's class A common stock assumes the value of an investment in the class A common stock and each Index was $100 on May 6, 1999. The data set forth in the table pertaining to Radio One's class D common stock assumes the value of an investment in the class D common stock and each Index was $100 on June 6, 2000.






                                    [CHART]

     COMPARISON OF THIRTY-ONE-MONTH CUMULATIVE TOTAL RETURN AMONG RADIO ONE, INC. CLASS A COMMON STOCK, THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE
                                PEER GROUP INDEX

     Date            Index    The Nasdaq Stock Market (U.S.) Index    Peer Group
     ----            -----    ------------------------------------    ----------
   5/6/1999            100                   100.000                    100.000
  6/30/1999         134.29                   108.650                    100.386
  7/30/1999         128.34                   106.723                    100.814
  8/31/1999         120.40                   110.803                    101.476
  9/30/1999         163.17                   111.078                    114.573
 10/29/1999         144.04                   119.988                    117.320
 11/30/1999         182.49                   134.943                    118.793
 12/31/1999         265.70                   164.598                    134.162
  1/31/2000         220.93                   159.381                    128.368
  2/29/2000         189.89                   189.974                    100.801
  3/31/2000         192.41                   184.964                    107.340
  4/28/2000         167.50                   156.158                    108.600
  5/31/2000         206.49                   137.562                    109.881
  6/30/2000         256.13                   160.423                    110.169
  7/31/2000         201.98                   152.369                    110.835
  8/31/2000         182.49                   170.141                    103.564
  9/29/2000          72.02                   148.560                     81.993
 10/30/2000          66.06                   136.296                     88.434
 11/30/2000          92.06                   105.082                     74.618
 12/29/2000          92.60                    99.923                     72.658
  1/31/2001         138.62                   112.153                     96.449
  2/28/2001         129.96                    87.038                     83.337
  3/30/2001         152.17                    74.436                     79.061
  4/30/2001         162.80                    85.599                     82.518
  5/31/2001         164.62                    85.366                     89.950
  6/29/2001         199.27                    87.419                     93.310
  7/31/2001         158.38                    81.994                     86.557
  8/31/2001         132.82                    73.027                     74.488
  9/28/2001         100.24                    60.624                     58.526
 10/31/2001         100.94                    68.366                     56.613
 11/30/2001         139.49                    78.089                     69.563
 12/31/2001         160.02                    78.891                     76.772

                                    [CHART]

      COMPARISON OF EIGHTEEN-MONTH CUMULATIVE TOTAL RETURN AMONG RADIO ONE, INC. CLASS D COMMON STOCK, THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE
                                PEER GROUP INDEX

   Date      Radio One, Inc. Class D     The Nasdaq Stock Market (U.S.) Index   Peer Group
   ----      -----------------------     -------------------------------------  ----------
 Jun-00               100.000                           100.000                 100.000
 Jul-00                74.020                           100.283                  94.972
 Aug-00                68.873                           111.979                  88.741
 Sep-00                27.696                            97.776                  70.258
 Oct-00                31.434                            89.704                  75.777
 Nov-00                41.176                            69.161                  63.938
 Dec-00                43.137                            65.769                  62.259
 Jan-01                58.824                            73.814                  82.645
 Feb-01                55.147                            57.285                  71.410
 Mar-01                60.294                            48.990                  67.746
 Apr-01                67.843                            56.337                  70.708
 May-01                69.922                            56.184                  77.076
 Jun-01                86.471                            57.535                  79.955
 Jul-01                70.588                            53.965                  74.168
 Aug-01                60.039                            48.063                  63.827
 Sep-01                45.255                            39.900                  50.150
 Oct-01                45.294                            44.996                  48.510
 Nov-01                61.843                            51.395                  59.607
 Dec-01                70.627                            51.922                  65.784


--------

(1) The material in the "Stock Performance Table" is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mableton

   Radio One has entered into a local management agreement with Mableton Investment Group, LLC ("MIG") to provide programming and other managerial services through MIG to WAMJ-FM (formerly known as WAWE-FM), licensed to Mableton, Georgia, which is in the Atlanta, Georgia market. MIG in turn has a right to program the station through a time brokerage agreement with New Mableton Broadcasting Corporation ("NMBC"), licensee of the station. MIG also has a minority interest in NMBC and options to acquire all of the outstanding stock of NMBC. Radio One is paying a fee for the right to program the station, along with expenses incurred in operating the station, and will in turn share in the operating profit, if any, from operating the station with MIG. Alfred C. Liggins, III, the Chief Executive Officer of Radio One, is a member of MIG and serves as its Manager. Syncom II Mableton Investment, Inc. is the other member of MIG. Syndicated Communications Venture Partners II, LP is the shareholder of Syncom II Mableton Investment, Inc. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, LP is also a member of Radio One's board of directors. In addition, Radio One of Atlanta, LLC, the sole member of which is Radio One, leases space in its studio facilities in Atlanta to NMBC for the operation of the station. Radio One commenced the operation of WAMJ-FM under the local management agreement during August 2001. We believe that the terms of this agreement are not materially different than if the agreement were with an unaffiliated third party.

Office Lease

   We lease office space located at 100 St. Paul Street, Baltimore, Maryland from Chalrep Limited Partnership, a limited partnership controlled by Catherine
L. Hughes and Alfred C. Liggins, III. The annual rent incurred for the office space during 2000 and 2001 was approximately $216,000, and is expected to increase.

Music One, Inc.

   Ms. Hughes and Mr. Liggins own a music company called Music One, Inc. We sometimes engage in promoting the recorded music product of Music One, Inc. Based on the cross-promotional value received by Radio One, we believe that the provision of such promotion is fair to Radio One.

Transmitter Lease

   Bell Broadcasting Company, a Radio One subsidiary, leases the transmitter site for WDMK-FM from American Signaling Corporation for approximately $72,000 per year. American Signaling Corporation is a wholly-owned subsidiary of Syndicated Communications Venture Partners II, L.P. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, L.P., is also a member of Radio One's board of directors. We believe that the terms of this lease are not materially different than if the agreement were with an unaffiliated third party.

NetNoir, Inc.

   In 1999, we made a $750,000 loan to NetNoir, Inc., an internet portal service provider. We provided $250,000 in cash and $500,000 of advertising in connection with the loan. The loan was subsequently converted into preferred stock of NetNoir. In March 2000, we made a commitment to invest an additional $2.5 million in advertising on our radio stations in exchange for an equity investment in NetNoir. As of December 31, 2001, $960,100 of the $2.5 million in advertising had aired. Several entities in which Mr. Jones had an interest as an officer or director collectively owned approximately 32% of the equity of NetNoir.

   In July 2001, the assets of NetNoir, Inc., including the name "NetNoir" and the remainder of the trade balance, were sold to eChapman.com, Inc. for the sum of $150,000 cash and 250,000 shares of restricted stock of eChapman.com, Inc. Radio One did not receive any of the sale proceeds. In connection with the sale to eChapman.com, the shareholders of NetNoir, Inc. agreed to: (i) change the name of the corporation to eNoir, Inc., (ii) dissolve that company, and (iii) cancel the shares of stock outstanding.

Blaylock & Partners, L.P.

   In 2002, we conducted an underwritten public offering of approximately 11.5 million shares of our class D common stock. Blaylock & Partners, L.P. served as a member of the underwriting syndicate for this offering and received approximately $240,062 in underwriting discounts and commissions. Ronald E. Blaylock is the Chairman and Chief Executive Officer of Blaylock & Partners, L.P. and is a nominee for our board of directors.

Executive Officers' Loans

   In 1998, we extended an unsecured loan to Mr. Liggins in the amount of $380,000, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2001, the aggregate outstanding principal and interest amount on this loan was approximately $460,000. The purpose of the loan was to repay a loan that Mr. Liggins obtained from NationsBank, Texas, N.A. in 1997 to purchase an additional interest in Radio One.

   In 1999, Radio One of Atlanta, Inc. extended an unsecured loan to Mary Catherine Sneed, Chief Operating Officer of Radio One, in the original amount of $262,539, which bears interest at an annual rate of 5.56% and is evidenced by two demand promissory notes. As of December 31, 2001, the aggregate outstanding principal and interest amount on this loan was approximately $306,000. The purpose of this loan was to pay Ms. Sneed's tax liability with respect to incentive grants of Radio One of Atlanta, Inc. stock received by Ms. Sneed.

   In 1999, we extended an unsecured loan to Scott R. Royster in the amount of $87,564, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2001, the aggregate outstanding principal and interest amount on this loan was approximately $101,000. The purpose of this loan was to pay Mr. Royster's tax liability with respect to a restricted stock grant.

   In 2000, we extended to Mr. Royster a secured loan in the amount of $7.0 million, which bears interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, and is evidenced by a full recourse promissory note due on the earlier of October 18, 2010 or the sixtieth day following the termination of Mr. Royster's employment. As of December 31, 2001, the aggregate outstanding principal and interest amount on this loan was approximately $7,505,000. The purpose of the loan was to allow Mr. Royster to purchase from us 333,334 unregistered shares of class A common stock and 666,666 unregistered shares of class D common stock, each for a purchase price of $7.00 per share, as provided for in his employment agreement. Also, in 2000, we agreed to extend an unsecured, interest free loan in the amount of $750,000 evidenced by a non-recourse promissory note due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster's employment. In February 2002, Mr. Royster exercised his right to receive this loan.

   In 2000, we extended an unsecured loan to Ms. Hughes in the amount of $100,000, which bears interest at an annual rate of 5.73% and is evidenced by a demand promissory note. As of December 31, 2001, the aggregate outstanding principal and interest amount on this loan was approximately $112,000.

   In 2000, we extended to Ms. Vilardo a secured loan in the amount of $2,005,000, which bears interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, and is evidenced by a full recourse promissory note due on the earlier of October 31, 2008 or the sixtieth day following the termination of Ms. Vilardo's employment. As of December 31, 2001, the aggregate outstanding principal and interest amount on this loan was approximately $2,148,000. The purpose of the loan was to allow Ms. Vilardo to purchase from us 250,000 unregistered shares of class D common stock for a purchase price of $8.02 per share, as provided for in her employment agreement.

   In 2001, we extended to Mr. Liggins a secured loan in the amount of $21,105,000, which bears interest at an annual rate of 5.80% (adjustable based on the applicable federal rate) and is evidenced by a full recourse promissory note. As of December 31, 2001, the aggregate outstanding principal and interest on this loan was $22,113,497. The purpose of this loan was to provide Mr. Liggins with the necessary capital to purchase 1,500,000 unregistered shares of our class D common stock at a purchase price of $14.07 per share.

  PROPOSAL 3--RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN INCREASING THE NUMBER OF SHARES OF CLASS
              D COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN
                   FROM 3,816,198 SHARES TO 5,816,198 SHARES

   At the meeting, we will ask the stockholders to approve the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan (the "Plan") which incorporates all amendments previously adopted by the board and also increases the number of shares of class D common stock reserved for issuance under the Plan from 3,816,198 shares to 5,816,198 shares. The Plan, as amended and restated, is attached hereto as Appendix 1.

   On March 10, 1999, we adopted the Plan, which was also approved by the stockholders on March 10, 1999. The Plan is designed to provide incentives relating to equity ownership to present and future executive, managerial and other key employees, directors and other individuals who perform substantial work for Radio One and our subsidiaries as may be selected in the sole discretion of the committee that administers the Plan. All executive officers and approximately 240 other employees have received grants under the Plan. The Plan was amended by the board of directors as of March 10, 1999, June 14, 2000, September 27, 2000, May 30, 2001 and December 17, 2001. All of those amendments were included in an amended and restated Plan that was adopted by the board on April 11, 2002. The Plan provides for the granting to participants of stock options and restricted stock grants as the compensation committee of the board of directors, or such other committee of the board of directors as the board of directors may designate (the "Committee") deems to be consistent with the purposes of the Plan. An aggregate of 1,408,099 shares of class A common stock and 5,816,198 shares of class D non-voting common stock have been reserved for issuance under the Plan, as amended and restated.

   The amended and restated Plan provides that the aggregate number of shares of class D common stock that may be issued upon the exercise of grants and options granted under the Plan shall not exceed 5,816,198, which increases the number of shares of class D common stock reserved for issuance under the Plan by 2,000,000 shares. The purpose of the increase is to provide sufficient shares for future awards under the Plan. The board of directors believes that it is in the best interests of Radio One to have sufficient shares available under the Plan to provide awards to certain of its executive, managerial and other key employees, directors and individuals who perform substantial work for Radio One and our subsidiaries. In the fiscal year ended December 31, 2001, Radio One granted 2,293,384 class D awards under the Plan, and the board of directors believes that it is prudent to increase the number of shares of class D common stock available under the Plan for future awards, as the granting of such awards is a critical part of Radio One's long term compensation strategy. The board of directors believes that Radio One and its stockholders significantly benefit from the latitude afforded by the Plan in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. The opportunity afforded these employees to increase their proprietary interest in Radio One is an essential element of an effective management incentive program. The board of directors also believes that the awards granted pursuant to the Plan are valuable in attracting and retaining highly qualified non-employee directors and management personnel and in providing additional motivation to non-employee directors and management to use their best efforts on behalf of Radio One.

   As of December 31, 2001, we have granted options to purchase 278,484 shares of class A common stock having a weighted average exercise price of $10.356 per share (and of those grants, options to purchase 151,783 shares remain outstanding) and 3,443,056 shares of class D common stock, having a weighted average exercise price of $13.755 per share (and of those grants, options to purchase 3,037,294 shares remain outstanding).

   The Committee has exclusive discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan terminates on March 9, 2009, which is ten years from the date that the Plan was approved and adopted by the stockholders of Radio One. Generally, a participants' rights and interest under the Plan are not transferable except by will or by the laws of descent and distribution, unless the Committee provides otherwise.

   Options, which include non-qualified stock options ("NQSOs") and incentive stock options ("ISOs"), are rights to purchase a specified number of shares of common stock at a price fixed by the Committee. The option price may be less than, equal to or greater than the fair market value of the underlying shares of common stock, but in no event will the exercise price of an ISO be less than the fair market value on the date of grant (110% of fair market value for participants who are 10% owners of Radio One). Options will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Upon termination of a participant's employment with Radio One, options that are not vested will be forfeited immediately, and options that are vested will be forfeited unless exercised by the participant by the thirtieth day (one year in the case of the participant's termination of employment due to death or disability) following such termination, or such longer period following termination to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration of the option. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of Radio One) as the Committee may determine.

   Options granted under the Plan may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation of the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of the Plan was required to satisfy the "performance-based compensation" exemption under
Section 162(m) of the Code and for options to qualify as ISOs under the Plan.

   Restricted stock grants are awards of restricted common stock at no cost to participants and are generally subject to vesting provisions as determined by the Committee. Upon termination of a participant's employment with Radio One, grants that are not vested will be forfeited immediately.

   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change in the shares of common stock, the Committee may make any adjustments it deems appropriate in the number and kind of shares as to which options or restricted stock grants may be granted under the Plan, the number and type of shares covered by outstanding options or grants of restricted stock, the exercise prices specified in such awards and any other provisions of the Plan, including vesting.

U.S. Federal Income Tax Consequences of Options

   The following discussion of the U.S. federal income tax consequences of options granted to U.S. employees and nonemployees under the Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of options issued thereunder. Further, the tax consequences under laws or applicable customs or rules of foreign jurisdictions will also differ.

   Because the U.S. federal income tax rules governing options and related payments are complex and subject to frequent change, and they depend on the participant's individual circumstances, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to options.

   ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

   An optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the common stock on the exercise date will, however, be a positive adjustment for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If the optionee is an employee of Radio One or a subsidiary at all times during the period beginning on the grant date and ending on the date three months before the exercise date and if the optionee holds the common stock acquired upon exercise of an ISO for at least two years following the grant date of the related option and more than one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such common stock is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the common stock (which generally equals the exercise price). If an optionee disposes of common stock acquired pursuant to exercise of an ISO before satisfying the requirements described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be (1) the amount realized on disposition less the optionee's adjusted basis in the common stock (usually the exercise price) or (2) the difference between the fair market value of the common stock on the exercise date and the exercise price, as appropriate. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for more than one year following exercise of the ISO. Radio One is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the common stock after satisfying the requirements described above. If the employment and holding period requirements are not satisfied, Radio One will be entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the ordinary income recognized by the optionee.

   An optionee is not taxed on the grant of an NQSO, assuming the NQSO does not have a "readily ascertainable fair market value" for tax purposes on the date of grant. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the common stock acquired on the date of exercise. Radio One is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on the subsequent disposition of the shares is long term capital gain if the common stock is held for more than one year following exercise. Radio One does not receive a deduction for this gain.

   Special rules will apply in cases where a recipient of an option pays the exercise or purchase price of the option or applicable withholding tax obligations under the Plan by delivering previously owned common stock or by reducing the number of shares of common stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such common stock or a carryover basis in the common stock acquired and may constitute a disposition for purposes of applying the ISO holding periods discussed above. Radio One generally will be entitled to withhold any required taxes in connection with the exercise or payment of an option and may require the participant to pay such taxes as a condition to exercise of an option.

   The Plan provides for accelerated vesting or payment of an option in connection with a change in control of Radio One. In that event and depending upon the individual circumstances of the optionee, certain amounts with respect to such option may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, an optionee will be subject to a 20% excise tax on any "excess parachute payments," and Radio One will be denied any deduction with respect to such payments. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change of control of Radio One would give rise to an excess parachute payment.

   As described above, options granted under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by Radio One with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a covered employee (as defined in Section 162(m)(3) of the Code). Compensation for any year that is attributable to an option granted to a covered employee and that does not so qualify may not be deductible by Radio One to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

   The following table shows the grants under the 1999 Stock Option and Restricted Stock Grant Plan.

           1999 Stock Option and Restricted Stock Plan Grant Summary

                                                     Number of      Number of     Expiration
Name and Position                                  Class A Shares Class D Shares     Date
-----------------                                  -------------- -------------- -------------
Catherine L. Hughes, Chairperson of the Board of..          0         500,000    April 3, 2011
 Directors and Secretary

Alfred C. Liggins, III, Chief Executive Officer,..          0         250,000    April 3, 2011
 President, Treasurer and Director

Scott R. Royster, Executive Vice President and....     18,646          37,292      May 5, 2009
 Chief Financial Officer

Mary Catherine Sneed, Chief Operating Officer.....          0         500,000    April 3, 2011

Linda J. Eckard Vilardo, Vice President, Assistant     31,077          62,154      May 5, 2009
 Secretary and General Counsel

Executive Group...................................     49,723       1,349,446              n/a

Non-Executive Director Group......................          0          70,000              n/a

Non-Executive Officer Employee Group..............    228,761       2,023,610              n/a

   On April 9, 2002, the last sale price reported for the class A common stock on the Nasdaq Stock Market's National Market System was $23.50 per share, and the last sale price reported for the class D common stock on the Nasdaq Stock Market's National Market System was $22.75 per share.

   The affirmative vote of a majority of the votes entitled to be cast by all holders of class A common stock and class B common stock will be necessary for the approval and adoption of the proposal for the ratification of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan.

 THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK OPTION AND RESTRICTED STOCK GRANT
   PLAN INCREASING THE NUMBER OF SHARES OF CLASS D COMMON STOCK RESERVED FOR
                           ISSUANCE UNDER THE PLAN.

          PROPOSAL 4--RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Our financial statements for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants. The board of directors has appointed Arthur Andersen LLP as independent auditors to audit our financial statements for the year ending December 31, 2002. Although not required by the bylaws or other applicable legal requirements, the board of directors, in the interest of accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of Radio One for the fiscal year 2002, and to perform such other services as may be requested.

   Whether the selection of Arthur Andersen LLP is ratified or not by our stockholders at the annual meeting, the board in its discretion nevertheless may select and appoint a different independent accounting firm at any time. In all cases, the board of directors will make any determination as to the selection of Radio One's independent public accountants in light of the best interests of Radio One and its shareholders.

   Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.

Audit Fees

   Arthur Andersen LLP billed Radio One an aggregate of $167,000 in fees for professional services rendered in connection with the audit of Radio One's financial statements for the fiscal year ended December 31, 2001, and for reviews of the financial statements included in each of Radio One's quarterly reports on Form 10-Q for that year.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP did not perform or bill Radio One for professional services during the fiscal year ended December 31, 2001 in connection with the design and implementation of financial information systems.

All Other Fees

   Arthur Andersen LLP billed Radio One an aggregate of $427,539 in fees for other services rendered to Radio One and its affiliates for the fiscal year ended December 31, 2001, primarily related to SEC filings (including two Securities Act registration statements), tax compliance and consulting, including approximately $50,000 for financial software selection consultation. The audit committee has concluded that the provision of such services to Radio One is compatible with maintaining Arthur Andersen LLP's independence.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31,
                                     2002.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   In order for shareholder proposals to be included in the proxy statement for the 2003 annual meeting, we must receive them no later than December 19, 2002. To be considered for inclusion in our proxy statement for that meeting, shareholder proposals must be in compliance with Rule 14a-8 under the Exchange Act. They must also be submitted in writing by notice delivered to the Assistant Secretary, Radio One, Inc., 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, Maryland 20706.

   If we have not received notice on or before March 4, 2003 of any matter a stockholder intends to propose for a vote at the 2003 annual meeting, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder.

                                OTHER BUSINESS

   At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

                                        By Order of the Board of Directors,


                                        /s/ Linda J. Eckard Vilardo
                                        Linda J. Eckard Vilardo
                                        Assistant Secretary

                                                                     Appendix 1

                                RADIO ONE, INC.

                    AMENDED AND RESTATED 1999 STOCK OPTION
                     AND RESTRICTED STOCK GRANT PLAN/(1)/

                                   ARTICLE I

                                Purpose of Plan

   The 1999 Stock Option and Restricted Stock Grant Plan (the "Plan") of Radio One, Inc. (the "Company"), adopted by the Board of Directors and shareholders of the Company effective March 10, 1999, is intended to advance the best interests of the Company by providing directors, executives and other key employees of the Company or any Subsidiary (as defined below) who have substantial responsibility for the management and growth of the Company or any Subsidiary and other individuals who perform substantial work for the Company or any Subsidiary with additional incentives by allowing such employees and other individuals to acquire an ownership interest in the Company.

                                  ARTICLE II

                                  Definitions

   For purposes of the Plan the following terms have the indicated meanings:

   "Board" means the Board of Directors of the Company.

   "Change of Control" shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred
C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company's assets determined on a consolidated basis.

   "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

   "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan. The Committee shall be comprised solely of two or more directors. References to the Committee hereunder shall include the Board where appropriate.

   "Class A Common Stock" means the Class A Common Stock, $.001 par value per share, of the Company.

   "Class D Common Stock" means the Class D Common Stock, $.001 par value per share, of the Company.

   "Common Stock" means the Class A Common Stock and Class D Common Stock.

   "Designated Date" has the meaning set forth in Section 5.7 hereof.

   "Exercised Options" has the meaning set forth in Section 5.4 hereof.

   "Fair Market Value" per share on any given date:
--------
  (1) The Plan, as defined below, was amended and restated by the Board of Directors on April 11, 2002 to increase the number of shares reserved for issuance under the Plan from 3,816,198 to 5,816,198 and to incorporate all prior amendments.

   (A) for all options granted prior to September 27, 2000, means the average for the ten (10) preceding trading days of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board based on such factors as the members thereof in the exercise of their business judgment consider reasonably relevant; or

   (B) for all options granted on or after September 27, 2000, means (i) if the principal market for the relevant class of stock is a national securities exchange or the Nasdaq Stock Market, the last sale price of that class of stock reported on such exchange or Nasdaq as of that date, (ii) if there is no such sale price reported, the mean between the lowest and highest reported sale prices of the relevant class of stock on that date on the principal exchange or market on which the stock is then listed or admitted to trading, (iii) if sale prices are not available or if the principal market for the relevant class of stock is not a national securities exchange and the stock is not quoted on the Nasdaq Stock Market, the average between the highest bid and lowest asked prices for the relevant class of stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service, or (iv) if the day is not a trading day, and as a result, paragraphs (i)-(iii) are inapplicable, the Fair Market Value of the relevant class of stock shall be determined as of the next earlier trading day; or (v) if paragraphs (i)--(iii) are inapplicable because the stock is no longer publicly traded, then the Fair Market Value of the relevant class of stock shall be determined in good faith by the Committee.

   "Grant" means a restricted stock grant awarded to a Participant under the Plan at no cost to the Participant.

   "Grant Agreement" has the meaning set forth in Section 6.1 hereof.

   "Grant Shares" shall mean (i) all shares of Common Stock issued or issuable upon the award or vesting of a Grant and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant's Grant Agreement, Grant Shares will continue to be Grant Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Grant Shares hereunder.

   "Measurement Date" means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

   "Option" means a stock purchase option granted to a Participant under the Plan.

   "Option Agreement" has the meaning set forth in Section 6.1 hereof.

   "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant's Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

   "Participant" means any director, executive or other key employee of the Company or any Subsidiary, or any other individual who performs substantial work for the Company or any Subsidiary, who has been selected to participate in the Plan by the Committee.

   "Permitted Transferee" means those persons to whom the Participant is authorized, pursuant to Section 6.3, to transfer Options and Grants.

   "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

   "Plan" has the meaning set forth in the preamble hereof.

   "Reload Number" has the meaning set forth in Section 5.4 hereof.

   "Reload Options" has the meaning set forth in Section 5.4 hereof.

   "Shares" has the meaning set forth in Section 5.3.

   "Subsidiary" means: (i) with respect to incentive stock options, any subsidiary corporation of the Company as such term is defined in Code section 424(f); and (ii) with respect to all other grants made under the Plan, any subsidiary of the Company, including non-corporate entities that would satisfy the definition of Code section 424(f) but for the fact that the entity is not organized in corporate form (including, but not limited to, general partnerships, limited partnerships and limited liability companies that elect to be taxed as pass-through entities).

   "Termination Date" shall mean the date upon which such Participant's employment with the Company or any Subsidiary terminated.

                                  ARTICLE III

                                Administration

   The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options or Grants to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options and Grants as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options or Grants granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

                                  ARTICLE IV

                        Limitation on Aggregate Shares

   The number of shares of Common Stock with respect to which Options and Grants may be granted under the Plan shall not exceed, in the aggregate, 1,408,099 shares of Class A Common Stock and 5,816,198 shares of Class D Common Stock, subject to adjustment in accordance with Section 6.4. To the extent any Options or Grants expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, and to the extent any Option Shares or Grant Shares are tendered or withheld in payment of the exercise price of any Options or the taxes payable with respect to the exercise of any Options or Grants, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                                   ARTICLE V

                                    Awards

  5.1  Grant of Options and Grants.

   (a) Grant by Committee. The Committee may grant Options or Grants to Participants from time to time in accordance with this Article V.

   (b) Nonqualified Options and Incentive Stock Options. Options granted under the Plan may be nonqualified stock options or "incentive stock options" within the meaning of Section 422 of the Code or any successor provision as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), unless such incentive stock option shall at the time of grant (a) have a termination date not later than the fifth anniversary of the issuance date and (b) have an exercise price per share equal to at least 110% of the Fair Market Value of a share of Common Stock on the date of grant.

   It is the Company's intent that nonqualified stock options granted under the Plan not be classified as incentive stock options, that incentive stock options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an incentive stock option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a nonqualified stock option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for nonqualified stock options.

   (c) Exercise Price. The exercise price per share of Common Stock under each Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per share of Common Stock under each incentive stock option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to Section 6.4). Subject to Section 5.7, Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that any option intended to be an incentive stock option shall be treated as an incentive stock option only to the extent that the aggregate Fair Market Value of the relevant class of Common Stock (determined as of the date of Option grant) with respect to which incentive stock options (but not nonqualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000.

   (d) Option or Grant Term. The Committee shall determine the term of each Option and Grant, which term shall not exceed ten years from the date of grant of the Grant or Option (five years in the case of incentive stock options for which the exercise price is 110% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, pursuant to Section 5.1(b)).

   (e) Maximum Annual Grant to Participant. In any one calendar year, the Committee shall not grant to any one Participant Options to purchase, or Grants of, a number of shares of Class A Common Stock in excess of 704,050 or a number of shares of Class D Common Stock in excess of 1,908,099.

   5.2 Exercise Procedure. Options and Grants shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price.

   5.3 Payment Options. Options may be exercised, in whole or in part, upon payment of the exercise price of the Option Shares to be acquired. Payment shall be made: (i) in cash (including check, bank draft or money order); (ii) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise; (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise; (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of the relevant class of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the Options so exercised, (v) by any combination of the foregoing; or (vi) in any additional manner the Committee approves. Options may also be exercised upon payment of the exercise price of the Option Shares to be acquired by delivery of the Participant's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

   (a) Exchange of Previously Acquired Stock. In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of the relevant class of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of the relevant class of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the relevant class of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of the relevant class of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant's broker to transfer, by book entry, such shares of the relevant class of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of shares of the relevant class of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of the relevant class of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

   (b) Payment by Withholding Shares. In the event a Participant elects to pay the exercise price payable with respect to an option pursuant to clause
(iv) above, (A) only a whole number of Option Share(s) (and not fractional Option Shares) may be withheld in payment and (B) such Participant must present evidence acceptable to the Company that he or she has owned a number of shares of the relevant class of Common Stock at least equal to the number of Option Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Option Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Option Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Option Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Option Shares shall no longer be issuable under such Options.

   5.4 Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a Participant who exercises all or any portion of an Option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock, of the same class as those shares used to pay all or part of the exercise price, equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the Participant or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms
                                      32
and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that: (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates; and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

  5.5  Withholding Tax Requirements.

   (a) Participant Election. Unless otherwise determined by the Committee, a Participant may elect to deliver shares of the relevant class of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or Grant) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or a Grant. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of the relevant class of Common Stock pursuant to this Section 5.5(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 5.3 with respect to the delivery or withholding of the relevant class of Common Stock in payment of the exercise price of Options.

   (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the Participant make provision for the payment to the Company, either pursuant to Section 5.5(a) or this Section 5.5(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Option Shares or Grant Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Option Shares or Grant Shares under the Plan. The Company may, in its discretion and to the extent specifically approved by and in accordance with the policies of the Committee, permit payment of such federal, state or local taxes to be made by delivery by a Participant to the Company of a promissory note of such Participant.

   5.6 Notification of Inquiries and Agreements. Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options or Grants granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option or Grant granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option or Grant acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

   5.7 Conditions and Limitations on Exercise. At the discretion of the Committee, exercised at the time of grant, Options and Grants may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, (iii) the occurrence of certain events and/or (iv) the achievement by the Company or any Subsidiary of certain performance goals. Except as otherwise provided by the Committee, Options shall not vest for a period of at least six months following the date of grant of such Options. In the event of a Change of Control, the Committee may provide, in its discretion, that the Options and Grants shall become immediately vested and that such Options and Grants shall terminate if not exercised as of the date of the Change of Control or any other designated date (the "Designated Date") or that such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Change of

Control over the exercise price of such Options. The Company shall give all Participants notice of an impending Change of Control at least 15 days prior to the date of such Change of Control or the Designated Date, whichever is earlier.

  5.8  Expiration of Options and Grants.

   (a) Normal Expiration. In no event shall any part of any Option or Grant be exercisable after the stated date of expiration thereof.

   (b) Early Expiration Upon Termination of Employment. Any part of any Option or Grant that was not vested on a Participant's Termination Date shall expire and be forfeited on such date, and any part of any Option or Grant that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year, if termination is caused by the Participant's death or disability) following the Termination Date or such longer period following the Termination Date to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration thereof.

                                  ARTICLE VI

                              General Provisions

   6.1 Written Agreement. Each Option and Grant granted hereunder shall be embodied in a written agreement (the "Option Agreement" or "Grant Agreement") which shall be signed by the Participant to whom the Option or Grant is granted and shall be subject to the terms and conditions set forth herein. Unless otherwise expressly stated herein, inconsistencies between such Option Agreement or Grant Agreement and this Plan shall be resolved in accordance with the terms of this Plan.

   6.2 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options or Grants upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or Grants or the purchase or issuance of shares thereunder, no Options or Grants may be granted and Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options or Grants will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of Options or Grants that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options or Grants may be exercised, the Committee may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

   6.3 Options Not Transferable. Except as otherwise authorized by the Committee, Options and Grants may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant's legal guardian or legal representative). In the event of the death of a Participant, Options and Grants which are not vested on the date of death shall terminate; exercise of Options or Grants granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options or Grants will pass by will or the laws of descent and distribution.

   6.4 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Committee may, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options or Grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Plan, (2) the number and type of shares covered by outstanding Options or Grants, (3) the exercise prices, if any, specified therein and (4) other provisions of this Plan which specify a number of shares, all as the Committee determines to be appropriate and equitable.

   6.5 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

   6.6 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options or Grants without the consent of the Participants affected thereby, except as provided below. No Options or Grants shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

   6.7 Amendment of Outstanding Options and Grants. The Committee may amend or modify any Option or Grant in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option or Grant; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option or Grant, no such amendment or modification shall impair the rights of any Participant under any outstanding Option or Grant without the consent of such Participant.

   6.8 Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan, shall be governed by the substantive laws, but not the choice of law rules, of Delaware.

                                  ARTICLE VII

                             Stockholder Adoption

   The Plan was initially approved by the Board on May 5, 1999 and approved and adopted by the stockholders of the Company, in accordance with applicable law, at a meeting of the stockholders of the Company held May 5, 1999. The Amended and Restated Plan was approved by the Board on April 11, 2002 and submitted for approval by stockholders on May 14, 2002.

                                   * * * * *

                                 FORM OF PROXY

                                RADIO ONE, INC.
                         5900 Princess Garden Parkway
                            Lanham, Maryland 20706

This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 14, 2002.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Radio One, Inc. (the "Company") and the accompanying Proxy Statement. The undersigned holder of Class A and/or Class B common stock hereby appoints Scott R. Royster and Linda J. Eckard Vilardo, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote as specified in this proxy all of the shares of Class A and/or Class B common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 14, 2002, and at any adjournments or postponements thereof.

With respect to such other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the proxies named above are authorized to vote upon those matters in their discretion. The undersigned Stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

                               SEE REVERSE SIDE
================================================================================
Please mark your vote as in this example: [X]

When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR the proposal below.

1. Election of Class A Directors

FOR [ ]  WITHHOLD AUTHORITY [ ]
                        to vote for all nominees listed below

Nominees: Brian W. McNeill and Terry L. Jones. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)

2. Election of Other Directors

FOR [ ]  WITHHOLD AUTHORITY [ ]
                        to vote for all nominees listed below

Nominees: Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong,
L. Ross Love and Ronald E. Blaylock. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)

3. Ratification of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan from 3,816,198 shares to 5,816,198 shares.

                       FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
4. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ended December 31, 2002.

                       FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 14, 2002 and the Proxy Statement dated April 17, 2002.

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